ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20090081751-83
	Filing Date and Time 01/29/2009 4:06 PM
	Entity Number E0044082009-3

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: PROFIT PLANNERS MANAGEMENT, INC.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: CSC Services of Nevada, Inc.
Name

[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 50,000,000 preferred par value .001; 500,000,000 common
Par value per share: $ .001
Number of shares without par value:

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Bradley L. Steere II
Name
52 White Street, #4 | New York | NY | 10013
Street Address | City | State | Zip Code

2) Wesley Ramjeet
Name
279 Plainfield Road | Edison | NJ | 08820
Street Address | City | State | Zip Code

5. Purpose: (optional; see instructions)
The purpose of the corporation shall be:

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

Bradley L. Steere II
Name
X [signature]
Incorporator Signature
52 White Street, #4 | New York | NY | 10013
Address | City | State | Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:
I hereby accept appointment as Registered Agent for the above named Entity.
CSC Services of Nevada, Inc.
X By: [signature]
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity
1-29-09
Date

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **PROFIT PLANNERS MANAGEMENT, INC.**, did on January 29, 2009, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on January 30, 2009.

ROSS MILLER
Secretary of State

Certified By: A Frieser
Certificate Number: C20090130-0434